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            EXHIBIT 10(f) - TERM LOAN AGREEMENT, FIRST AMENDMENT

                             FIRST AMENDMENT TO
                             TERM LOAN AGREEMENT

                             -------------------

         THIS FIRST AMENDMENT (this "First Amendment"), dated as of January 31, 1997, is by and among TWENTY-ONE SOUTHEAST THIRD CORPORATION, a corporation organized under the laws of the State of Indiana (the "Borrower"), NATIONAL CITY BANCSHARES, INC., a corporation organized under the laws of the State of Indiana (the "Guarantor" and, together with the Borrower, collectively the "Obligors" and individually an "Obligor"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Lender"), and shall amend a certain Term Loan Agreement dated as of June 26, 1996 executed by and among the Borrower, the Guarantor and the Lender (the "Loan Agreement").

                                 WITNESSETH:

         WHEREAS, the Obligors and the Lender desire to amend the Loan Agreement in Certain respects as set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. TERMS USED. Terms used but not otherwise defined herein are used with the same meanings as in the Loan Agreement, as amended hereby.

         2. SECTION 4.4(e). Section 4.4(e) of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "(e)    LOAN LOSS RESERVES RATIO.  The Subsidiary Banks, on a
consolidated basis, shall maintain at all times a ratio of loan loss reserves to non-performing loans of not less than 100%."

         3. WAIVER. The failure to comply with Section 4.4(e) of the Loan Agreement is hereby waived from the date of the Loan Agreement through the date hereof (the "Waiver Period"), PROVIDED, HOWEVER, that during the Waiver Period the Subsidiary Banks, on a consolidated basis, shall have maintained at all times a ratio of loan loss reserves to non-performing loans of not less than 100%. Except as waived hereby, the Loan Agreement remains unwaived and in full force and effect.

         4. REPRESENTATIONS AND WARRANTIES. Each Obligor hereby remakes, as at the date of execution hereof, all of the representations and warranties set forth in Section 3 of the Loan Agreement as amended hereby and additionally represents and warrants that: (a) the borrowings and guarantee made under the Loan Agreement as amended hereby, the execution and delivery by the Obligors of this First Amendment, and the performance by each Obligor of its respective obligations under this First Amendment and the Loan Agreement as amended hereby, are within such Obligor's corporate powers, has been authorized by all necessary corporate action, has received all necessary governmental





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approval (if any shall be required) and does not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Obligor or any subsidiary or of any agreement binding upon such Obligor or any subsidiary; and (b) no Event of Default or Unmatured Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing on the date of execution hereof.

         5. COUNTERPARTS. This First Amendment may be executed by the parties on any number of separate counterparts and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         6. SUCCESSORS AND ASSIGNS. This First Amendment and the Loan Agreement as amended hereby shall be binding upon and inure to the benefit of the Obligors, the Lender and their respective successors and assigns, except that the Obligors may not transfer or assign any of their respective rights or interest hereunder or thereunder without the prior written consent of the Lender.

         7. CAPTIONS. Captions in this First Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         8. FEES. The Obligors agree, upon written request of the Lender, to pay or reimburse the Lender for all costs and expenses of preparing, seeking advice in regard to, and enforcing this First Amendment, the Loan Agreement as amended hereby, and any document or instrument executed in connection herewith and therewith (including legal fees and reasonable time charges of attorneys who may be employees of the Lender, whether in or out of court, in original or appellate proceedings or in bankruptcy).

         9.      CONSTRUCTION.    This First Amendment shall be governed by,
and construed and interpreted in accordance with, the internal laws of the State of illinois, and shall be deemed to have been executed in the State of Illinois.

         10. SUBMISSION TO JURISDICTION: VENUE. To induce the Lender to enter into this First Amendment, the Obligors irrevocably agree that, subject to the Lender's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this First Amendment, the Loan Agreement as amended hereby, or any document executed in connection herewith and therewith, shall be subject to litigation in courts having situs within Chicago, Illinois. The Obligors hereby consent and submit to the jurisdiction of any local, state or federal court located within Chicago, Illinois. The Obligors hereby waive any right they may have to transfer or change the venue of any suit, action, or other proceeding brought by the Lender in accordance with this Section.

         11. AMENDMENT TO LOAN AGREEMENT. This First Amendment shall be deemed to be an amendment to the Loan Agreement. All references to the Loan Agreement in any other document or instrument shall be deemed to refer to the Loan





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Agreement as amended hereby.  As hereby amended, the Loan Agreement is hereby ratified and confirmed in each and every respect.

                                                      TWENTY-ONE SOUTHEAST
                                                      THIRD CORPORATION
                                                      By:  /s/ ROBERT A. KEIL
                                                      -------------------------
                                                      Its: President
                                                      -------------------------


                                                      NATIONAL CITY BANCSHARES,
                                                      INC.
                                                      By:  /s/ JOHN D. LIPPERT
                                                      -------------------------
                                                      Its: CHAIRMAN
                                                      -------------------------


                                                      THE NORTHERN TRUST
                                                      COMPANY
                                                      By:  /s/ ALISA A. WAXMAN
                                                      -------------------------
                                                      Its: VICE PRESIDENT
                                                      -------------------------






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